==============================================================================



                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                              AMENDMENT NO. 1 TO
                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934




                                 May 12, 1998
              (Date of Report [Date of earliest event reported]))




                        CITIZENS FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

                        Commission file number 0-20148

                 Kentucky                        61-1187135
         (State of Incorporation)   (I.R.S. Employer Identification No.)


   The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky
                                    40243
                   (Address of principal executive offices)

                                (502) 244-2420
                       (Registrant's telephone number)





==============================================================================



               Citizens Financial Corporation and Subsidiaries
                           Form 8K/A, Amendment #1


This Current Report on Form 8-K was filed by Citizens Financial Corporation (the "Company") to report its acquisition of United Liberty Life Insurance Company ("United"). The purpose of this amendment is to amend the Report to file, pursuant to Item 7, annual (audited) financial statements of United, interim financial statements of United, and pro forma consolidated financial statements of the Company.


Item 7.     Financial Statements and Exhibits

       (a) Annual Financial Statements (audited) of business acquired. The following financial statements of United, notes related thereto and report of independent auditors therein are filed as a part of this Current Report on Form 8-K.

               Index to Financial Statements of United Liberty Life Insurance Company
                    (for the years ended December 31, 1997 and 1996)
               Report of Independent Auditors
               Statements of Operations
               Statements of Financial Condition
               Statements of Shareholder's Equity
               Statements of Cash Flows
               Notes to Financial Statements

       (b) Interim Financial Statements (unaudited) of business acquired.
           The following unaudited interim financial statements of United and notes related thereto are filed as a part of this Current Report on Form 8-K.

               To be submitted in a subsequent amendment.

       (c) Pro forma Financial Information (unaudited). The following pro forma consolidated financial statements of the Company are filed as a part of this Current Report on Form 8-K.

               To be submitted in a subsequent amendment.


                                  Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Citizens Financial Corporation



By:/s/Darrell R. Wells
Darrell R. Wells
President


By: /s/Brent L. Nemec
Brent L. Nemec
Chief Financial Officer





Date:  July 27, 1998







                    United Liberty Life Insurance Company

                             Financial Statements

                    Years ended December 31, 1997 and 1996





                                   Contents


Report of Independent Auditors...............................................1

Audited Financial Statements

Statements of Operations.....................................................2
Statements of Financial Condition............................................3
Statements of Shareholder's Equity...........................................5
Statements of Cash Flows.....................................................6
Noted to Financial Statements................................................7
















                        REPORT OF INDEPENDENT AUDITORS





The Shareholder and Board of Directors
United Liberty Life Insurance Company


We have audited the accompanying statements of financial condition of United Liberty Life Insurance Company as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Liberty Life Insurance Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/  Ernst & Young LLP

Louisville, Kentucky
July 20, 1998


Statements of Operations
                                          United Liberty Life Insurance Company


Year Ended December 31                                    1997            1996
--------------------------------------------------------------------------------

Revenues:
Premiums and other considerations                   $4,735,414      $9,585,659
Premiums ceded                                        (128,050)       (157,593)
--------------------------------------------------------------------------------
    Net premiums earned                              4,607,364       9,428,066
Net investment income                                2,374,367       2,200,511
Net realized investment gains                          332,492          40,146
Other income (loss)                                     91,880            (294)
--------------------------------------------------------------------------------
Total Revenues                                       7,406,103      11,668,429

Benefits and Expenses:
Policyholder benefits                                4,420,044       4,151,960
Policy holder benefits ceded                          (156,607)        (93,129)
--------------------------------------------------------------------------------
Net benefits                                         4,263,437       4,058,831
Increase in net benefit reserves                       865,179       5,043,861
Commissions                                            510,315       1,288,089
General expenses                                     1,046,629       1,468,765
Policy acquisition costs deferred                      (88,874)       (147,037)
Amortization expense:
    Deferred policy acquisition costs                  194,926         178,807
    Value of insurance acquired                         25,000          19,000
--------------------------------------------------------------------------------
Total Benefits and Expenses                          6,816,612      11,910,316
--------------------------------------------------------------------------------

Income (Loss) before Federal Income Tax                589,491        (241,887)
Federal Income Tax (Benefit)                           104,380         (61,619)
--------------------------------------------------------------------------------
Net Income (Loss)                                     $485,111       $(180,268)
--------------------------------------------------------------------------------


Net Income (Loss) Per Common Share - Basic:          $     .31      $     (0.11)
--------------------------------------------------------------------------------




See Notes to Financial Statements.



Statements of Financial Condition




December 31                                               1997            1996
--------------------------------------------------------------------------------
ASSETS

Investments:
Securities available for sale, at fair value:
    Fixed maturities (amortized cost of
$34,798,847 and                                    $35,628,029     $31,381,084
       $31,284,915 in 1997 and 1996,
respectively)
    Equity securities (cost of $198,157 and
$199,048 in                                             85,883          87,137
       1997 and 1996, respectively)
Mortgage loans on real estate                        1,648,554       1,730,211
Policy loans                                         1,224,321       1,421,418
Real estate owned - held for sale                      892,177         793,001
--------------------------------------------------------------------------------
Total Investments                                   39,478,964      35,412,851



Cash and cash equivalents                              239,853       2,343,383
Accrued investment income                              736,924         666,764
Reinsurance recoverable:
   Paid benefits and losses                                802             ---
   Unpaid benefits, losses and IBNR                  1,505,614       1,394,570
Value of insurance acquired                            918,000         943,000
Deferred policy acquisition costs                      366,203         472,255
Deferred federal income tax                            452,535         603,864
Federal income tax receivable                              ---          11,141
Receivable - defaulted investment settlement           200,000             ---
Property and equipment                                   9,759          18,346
Other assets                                           107,463         120,858
--------------------------------------------------------------------------------
Total Assets                                       $44,016,117     $41,987,032
--------------------------------------------------------------------------------



See Notes to Financial Statements.







                                          United Liberty Life Insurance Company


December 31                                                  1997         1996
--------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities
Policy liabilities:
Future policy benefits                               $39,263,147   $38,391,580
Policy and contract claims                                149,089      148,696
Unearned premiums                                          62,923       66,700
Other                                                      29,120       43,135
--------------------------------------------------------------------------------
Total Policy Liabilities                               39,504,279   38,650,111


Accrued expenses and other liabilities                    755,675      561,170
Federal income tax payable                                 11,752          ---
--------------------------------------------------------------------------------
Total Liabilities                                      40,271,706   39,211,281


Commitments and Contingencies


Shareholder's Equity
Common stock, $1 par value; 5,000,000 shares
authorized;                                             1,586,891    1,586,891
    1,586,891 shares issued and outstanding
Additional paid-in capital                              1,794,711    1,794,711
Unrealized appreciation of investments                    473,159      (10,390)
Retained earnings                                        (110,350)    (595,461)
--------------------------------------------------------------------------------
Total Shareholder's Equity                              3,744,411    2,775,751
--------------------------------------------------------------------------------
Total Liabilities and Shareholder's Equity           $44,016,117   $41,987,032
--------------------------------------------------------------------------------








See Notes to Financial Statements.


Statements of Shareholder's Equity

                                        United Liberty Life Insurance Company




                                                           Net
                                                        Unrealized
                                                       Appreciation
                                Common    Additional   (Depreciation)   Retained
                                Stock       Paid-in         of          Earnings
                                            Capital    Available-for-Sale
                                                        Securities
--------------------------------------------------------------------------------

Balance at January 1, 1996     $1,586,891   $1,794,711  $ 482,795   $(415,193)


Net income                                                             (180,268)

Net unrealized
depreciation of                                          (493,185)
   available-for-sale
securities
--------------------------------------------------------------------------------
Balance at December 31, 1996    1,586,891    1,794,711    (10,390)     (595,461)


Net income                                                              485,111

Net unrealized
appreciation of                                           483,549
   available-for-sale
securities
--------------------------------------------------------------------------------
Balance at December 31, 1997  $1,586,891   $1,794,711    $473,159     $(110,350)

--------------------------------------------------------------------------------




See Notes to Financial Statements.


Statements of Cash Flows
                                          United Liberty Life Insurance Company





Year Ended December 31                                        1997        1996
--------------------------------------------------------------------------------

Cash Flows from Operations:
Net Income                                           $   485,111  $   (180,268)
Adjustments to reconcile net income to net cash flows
from operations:
  Increase in policy liabilities                           854,168   5,081,549
  (Increase) decrease in reinsurance recoverable:         (111,846)     45,757
  Provision for amortization and depreciation, net of      145,589      64,706
deferrals
  Amortization of premium and accretion of discount
on securities                                               58,976      67,818
        purchased net
  Net realized investment gains                           (332,492)    (40,146)
  Increase in accrued investment income                    (70,160)    (95,611)
  Change in other assets and other liabilities             207,900     120,524
  Deferred federal income taxes                            (97,772)   (111,657)
  Federal income taxes payable                              22,893      70,997
--------------------------------------------------------------------------------
Net Cash Flows Provided by Operations                    1,162,367   5,023,669


Cash Flows from Investment Activities:
Purchases - fixed maturities                           (6,780,651)   (6,833,701)
Sales - fixed maturities                                 3,238,873    2,497,117
Purchases - mortgage loans                                  (5,630)      (1,523)
Sales - mortgage loans                                      87,287       60,114
Additions to real estate owned                            (155,543)    (210,659)

Sale of real estate owned                                  158,620       12,664
Additions to property and equipment                         (5,950)      (3,078)
Decrease in net policy loans                               197,097      135,634
--------------------------------------------------------------------------------
Net Cash Used In Investment Activities                  (3,265,897)  (4,343,432)


--------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Cash Equivalents    (2,103,530)    680,237
Cash and Cash Equivalents at Beginning of Year           2,343,383   1,663,146
--------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year               $   239,853 $ 2,343,383
--------------------------------------------------------------------------------

See notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS



Note 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations. United Liberty Life Insurance Company (the "Company") is domiciled in Ohio and is a wholly owned subsidiary of Chaswil United Corporation ("Chaswil"). The Company sells pre-need traditional life insurance policies along with other basic forms of traditional life insurance primarily through independent agencies throughout the United States, with the largest concentrations in the states of Ohio, Indiana, and Kentucky, along with reinsurance assumed from Wisconsin (see Note 8).

By an agreement dated December 12, 1997, Chaswil entered into a stock purchase agreement to sell all of the issued and outstanding capital stock of the Company to Citizens Security Life Insurance Company ("Citizens Security"). This sale was completed on May 12, 1998, for approximately $6.4 million, subject to final purchase price adjustments (see Note 12).

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investments. The Company classifies fixed maturities and equity securities as "available-for-sale". Available-for-sale securities are carried at fair value, with unrealized gains and losses included in shareholder's equity, net of applicable deferred taxes.

Fixed maturities and equity securities having a decline in value considered by management to be other than temporary are adjusted to an amount which, in management's judgment, reflects such declines. Such amounts are included in net realized investment gains and losses. For purposes of computing realized gains and losses on fixed maturities and equity securities sold, the carrying value is determined using the specific-identification method. Mortgage loans and policy loans are carried at unpaid balances. Real estate owned is
carried  at  cost.  Cash  and  cash  equivalents   consist  of  highly  liquid
investments with maturities of three months or less at the date of purchase and are also carried at cost which approximates fair value.

Deferred Policy Acquisition Costs. Commissions and other policy acquisition costs which vary with, and are primarily related to, the production of new insurance contracts are deferred, to the extent recoverable from future policy revenues and gross profits, and amortized over the life of the related contracts. See Premiums, Benefits and Expenses regarding amortization methods.

Property and Equipment. Property and equipment are carried at cost less accumulated depreciation, using principally the straight-line method of depreciation. At December 31, 1997, accumulated depreciation was $161,304 ($146,767 at December 31, 1996).

Value of Insurance Acquired. Value of insurance acquired is recorded for the estimated value assigned to the insurance in force of the purchased subsidiaries at the dates of acquisition. The assigned value is amortized over the expected remaining life of the insurance in force using methods consistent with that used for amortization of policy acquisition costs (as described under Premiums, Benefits and Expenses). At December 31, 1997, accumulated amortization was $63,000 ($38,000 at December 31, 1996).

Benefit Reserves. Traditional life products include those contracts with fixed and guaranteed premiums and benefits. Reserves on such policies are based on assumed investment yields which range from 6% to 8%. Reserves on traditional life and accident and health insurance products are determined using the net level premium method based on future investment yields, mortality, withdrawals and other assumptions, including dividends on participating policies. Such assumptions are based on past experience and include provisions for possible unfavorable deviation.




Participating insurance business at December 31, 1997 and 1996 constituted approximately 44% and 46% respectively, of ordinary life insurance in force and 36% and 34% respectively, of annualized ordinary life premium in force. Participating dividends are paid annually based on statutory earnings times a fraction derived from the number of participating policies in force.

Reserves on insurance policies acquired by purchase are based on assumptions considered appropriate as of the date of purchase. The assumed investment yield for such acquired policies is 8%.

Premiums, Benefits and Expenses. Premiums for traditional individual life and accident and health policies are reported as earned when due. Benefit claims (including an estimated provision for claims incurred but not reported), benefit reserve changes and expenses (except those deferred) are charged to expense as incurred. Deferred policy acquisition costs related to traditional life and accident and health are charged to expense over the life of the policy using methods and assumptions consistent with those used in estimating liabilities for future policy benefits. In determining whether a premium deficiency exists on short-duration policies, management does not give consideration to investment income.

Liabilities for Policy Claims. Policy claim liabilities are based on known liabilities plus estimated future liabilities developed from trends of historical data applied to current exposures. These liabilities are closely monitored and adjustments for changes in experience are made in the period identified.

Federal Income Taxes. The company uses the liability method of accounting for income taxes. Deferred income taxes are provided for cumulative temporary differences between balances of assets and liabilities determined under generally accepted accounting principles and balances determined for tax reporting purposes.

Earnings Per Share. In 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share. SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform to the SFAS 128 requirements.

Basic earnings per share amounts are based on the weighted average number of common shares outstanding during the year (1,586,891 shares in 1997 and 1996). There were no dilutive securities outstanding during 1997 or 1996.



Note 2--INVESTMENTS

The cost and fair value of investments in fixed maturities and equity securities are shown below. The cost amounts are adjusted for amortization of premium and accretion of discount on fixed maturities and for write-downs of securities whose decline in value is believed to be other than temporary.

                                  Amortized   Gross Unrealized     Fair Value
December 31, 1997                  Cost       Gains    Losses   (Carrying Value)
-------------------------------------------------------------------------------
Fixed Maturities:
   U. S. government obligations     $2,211,902   $57,954    $1,206    $2,268,650
   Corporate securities             28,647,680   811,971   102,272    29,357,379
   Public utilities                  3,939,265    70,154     7,419     4,002,000
-------------------------------------------------------------------------------
   Total                           $34,798,847  $940,079  $110,897   $35,628,029
-------------------------------------------------------------------------------
Equity securities                   $198,157    $  ---    $112,274   $    85,883
-------------------------------------------------------------------------------

December 31, 1996
-------------------------------------------------------------------------------
Fixed Maturities:
   U. S. government obligations     $2,233,390   $52,295    $4,435  $ 2,281,250
   Corporate securities             25,188,228   359,728   287,622   25,260,334
   Public utilities                  3,863,297    36,155    59,952    3,839,500
-------------------------------------------------------------------------------
   Total                            $31,284,915 $448,178  $352,009  $31,381,084
-------------------------------------------------------------------------------
Equity securities                   $199,048    $  ---    $111,911   $ 87,137
-------------------------------------------------------------------------------

The fair values for investments in fixed maturities and equity securities are based on quoted market prices, where available. For investments in fixed maturities and equity securities not actively traded, fair values are estimated using values obtained from independent pricing services.

The amortized cost and fair value of investments in fixed maturities at December 31, 1997, by contractual maturity, are shown below. Expected maturities for investments in fixed maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations, sometimes without prepayment penalties.

December 31, 1997                                    Amortized Cost  Fair Value
-------------------------------------------------------------------------------
Due in one year or less                                $999,959      $1,002,500
Due after one year through five years                  11,000,749    11,232,780
Due after five years through ten years                 22,557,532    23,140,353
Due after ten years                                       240,607       252,396
-------------------------------------------------------------------------------
Total                                                 $34,798,847   $35,628,029
-------------------------------------------------------------------------------

Net unrealized appreciation (depreciation) of available-for-sale securities is summarized as follows:

  December 31                                                1997          1996
-------------------------------------------------------------------------------
  Net appreciation (depreciation) on
available-for-sale
     Fixed maturities                                   $ 829,182       $96,169
     Equity securities                                  (112,274)      (111,911)
  Deferred income taxes                                 (243,749)         5,352
-------------------------------------------------------------------------------
  Net Unrealized Appreciation                          $ 473,159       $(10,390)
-------------------------------------------------------------------------------

The change in net unrealized investment appreciation or depreciation for the years ended December 31, 1997 and 1996 is as follows:

Year Ended December 31                                       1997         1996
-------------------------------------------------------------------------------
Fixed Maturities:                                        $733,013    $(746,832)
Equity Securities:                                         $ (363)     $  (417)


Realized capital gains and losses for 1997 and 1996 include the following:

Year Ended December 31                                      1997          1996
-------------------------------------------------------------------------------
 Fixed Maturities:
   Gross gains                                           $59,468      $ 56,013
   Gross losses                                          (29,229)      (21,780)
 Real estate owned                                       102,253         5,913
 Recovery on previously defaulted bond                   200,000            --
-------------------------------------------------------------------------------
 Total                                                   $332,492     $ 40,146
-------------------------------------------------------------------------------

Major categories of investment income are summarized as follows:

Year Ended December 31                                      1997           1996
-------------------------------------------------------------------------------
Fixed maturities                                      $2,323,663    $1,985,106
Equity securities                                          3,008           ---
Mortgage loans on real estate                            175,310        186,053
Policy loans                                              65,011         72,883
Real estate owned                                        111,747        381,198
Short-term investments and other                          61,264        154,480
-------------------------------------------------------------------------------
Subtotal                                               2,740,003      2,779,720
Investment expenses                                     (365,636)      (579,209)
-------------------------------------------------------------------------------
Net Investment Income                                  $2,374,367    $2,200,511
-------------------------------------------------------------------------------

The Company limits credit risk by diversifying its investment portfolio among government and corporate fixed maturities and common and preferred equity securities. It further diversifies these investment portfolios within industry sectors. As a result, management believes that significant concentrations of credit risk do not exist. At December 31, 1997, and 1996, the Company's largest investment in any entity (other than the U.S. Government) was $892,177 and $793,001, respectively, of real estate owned. At December 31, 1997, the Company had no investments which had not been income producing for a period of at least twelve months prior to year end.

Pursuant to requirements of certain state insurance departments, the Company has investments with a carrying value of approximately $9,870,000, at December 31, 1997, placed on deposit at various financial institutions which are restricted from withdrawal without prior regulatory approval. Additionally, investments in bonds totaling approximately $7,448,000 at December 31, 1997 were held in trust pursuant to terms of a reinsurance agreement (see Note 8).

At December 31, 1997 and 1996, the carrying value of mortgage loans on real estate was $1,648,554 and $1,730,211 respectively. The mortgage loans are collateralized with real estate located in the states of Florida, Kentucky, South Carolina and Ohio, and bear interest rates ranging from 7% to 14%. As of December 31, 1997, the Company had one mortgage loan amounting to $126,701 which was over 90 days past due on principal and interest payments. The Company has initiated foreclosure proceedings on the past due loan.

The Company owns real estate  property which was acquired in  satisfaction  of
debt  during  1995.   During  1997  and  1996,  the  Company   capitalized  an
additional $153,741 and $210,659, respectively, for renovations to the property, real estate taxes, and additional legal fees in preparation of the property for sale.









Note 3--VALUE OF INSURANCE ACQUIRED

The value of insurance acquired is an asset which represents the present value of future profits on business acquired, using an interest rate of 8%. An analysis of the value of insurance acquired for the years ended December 31, 1997 and 1996 is as follows:

Year ended December 31                                        1997        1996
-------------------------------------------------------------------------------
Balance at beginning of year                              $943,000      $962,000
Accretion of interest                                       75,000      77,000
Amortization                                              (100,000)    (96,000)
-------------------------------------------------------------------------------
Balance at end of year                                      $918,000    $943,000
-------------------------------------------------------------------------------

Amortization of the value of insurance acquired (net of interest accretion) in each of the following five years will be approximately: 1998 - $30,000; 1999 - $36,000; 2000 - $41,000; 2001 - $44,000; and 2002 - $44,000.


Note 4--CAPITAL STOCK

A bank has a first priority pledge and security interest in all of the outstanding capital stock of the Company as collateral for a term loan to Chaswil under an agreement (the "Term Loan Agreement") between Chaswil and the bank. Since 1995, Chaswil has not been in compliance with the terms of certain provisions of the Term Loan Agreement, including required payments to the bank. The bank has not provided a waiver for any noncompliance and, as a result, the Company was sold to Citizens Security on May 12, 1998 (see Note
12) and the bank's first priority pledge and security interest in all of the outstanding capital stock of the Company was removed.


Note 5--DEFINED CONTRIBUTION PENSION PLAN

The Company offers a defined contribution pension plan, which includes a 401(k) provision, (the "Plan") that is available to all Company employees who have attained an age of 21. Contributions are determined by the Company for each plan year and are fully vested to an employee after five years of service. Contributions to the Plan during 1997 and 1996 were not significant.


Note 6--FEDERAL INCOME TAXES

The Company and Chaswil file a consolidated federal income tax return. Under a written tax sharing agreement, the Company collects from, or refunds to, Chaswil the amount of taxes or benefits determined as if the Company and Chaswil filed separate returns. Subsequent to the sale of the Company to Citizens Security, the Company will file a separate federal income tax return with the Internal Revenue Service.

Income before federal income taxes differs from taxable income principally due to the small life insurance company deduction, proxy deferred policy acquisition costs, and differences in policy and contract liabilities for tax return and financial statement purposes.

Federal income taxes consist of the following:

Year Ended December 31                                        1997      1996
-------------------------------------------------------------------------------
Current tax expense                                         $202,152    $50,038
Deferred tax benefit                                       (97,772)   (111,657)
-------------------------------------------------------------------------------
Federal income tax expense (benefit)                      $104,380    $(61,619)
-------------------------------------------------------------------------------




Deferred income taxes are provided for cumulative temporary differences between balances of assets and liabilities determined under generally accepted accounting principles and balances determined for tax reporting purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1996 are as follows:

December 31                                                   1997        1996
-------------------------------------------------------------------------------
Deferred Tax Liabilities:
   Fixed maturity securities                           $    17,367   $  10,167
   Net   unrealized   gains   on    available-for-sale     243,749         ---
securities
   Limited partnership investment                              ---     186,634
-------------------------------------------------------------------------------
     Total deferred tax liabilities                       $261,116    $196,801

Deferred Tax Assets:
   Policy and contract reserves                            849,793     833,003
   Deferred policy acquisition costs                       452,672     456,445
   Alternative minimum tax credit carryforwards             94,382      70,392
   Financial reinsurance premiums                           75,269      68,381
   Net   unrealized   gains   on    available-for-sale         ---       5,352
securities
   Other                                                    32,201      35,994
-------------------------------------------------------------------------------
     Total deferred tax assets                           1,504,317   1,469,567
     Valuation allowance for deferred tax assets          (790,666)   (668,902)
-------------------------------------------------------------------------------
     Net deferred tax assets                               713,651     800,665

-------------------------------------------------------------------------------
Net Deferred Tax Assets                                   $452,535    $603,864
-------------------------------------------------------------------------------


The following is a reconciliation of the federal statutory income tax rate to the Company's effective income tax rate:

Year Ended December 31                                     1997         1996
-------------------------------------------------------------------------------
Statutory rate of income tax                                34.0%       34.0%
Small life insurance deduction                             (17.0)%     (17.0)%
Other                                                        0.7%        8.5%
-------------------------------------------------------------------------------
Effective rate of income tax                                17.7%       25.5%
-------------------------------------------------------------------------------

Federal income taxes paid in 1997 and 1996 were $114,000 and $39,000, respectively.


Note 7--STATUTORY ACCOUNTING PRACTICES AND SHAREHOLDER'S EQUITY

The Company is domiciled in Ohio and prepares its statutory-basis financial statements in accordance with statutory accounting practices ("SAP")
prescribed or permitted by the Ohio Department of Insurance ("ODI"). "Prescribed" statutory accounting practices include state insurance laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners ("NAIC"). "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. In March 1998, the NAIC completed the process of codifying statutory accounting practices ("Codification"). Codification will likely change, to some extent, prescribed statutory accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for the Company, the ODI must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the ODI. At this time it is unclear whether the ODI will adopt Codification. However, based on current draft guidance, management believes that the impact of Codification will not be material to the Company's statutory-basis financial statements.



In 1998, the Company requested that the ODI accept the values of certain investments in mortgage loans on real estate, real estate owned, and preferred stock reported in the accompanying financial statements, which are based on the statement values as reported in the Company's 1997 Annual Statement, due to the fact that, while at December 31, 1997, the values of such investments were not practicably determinable, such investments were liquidated for cash totaling $2,094,795 in conjunction with the sale of the Company to Citizens Security on May 12, 1998 (see Note 12). The reported investment values totaled $2,064,094 at December 31, 1997 and are based on unpaid principal balances (mortgage loans on real estate) or cost (real estate owned and preferred stock). In recognition of the Company receiving cash for the statement values of such assets on May 12, 1998, the ODI provided written acknowledgment that it would accept the reported values as of December 31, 1997.

In 1991, the Company entered into a financial (surplus relief) reinsurance transaction which provided approximately $1,360,000 of surplus relief as a direct credit to capital and surplus. In 1993, the Company requested and received written approval from the ODI to reduce the surplus relief transaction over the next five years commencing in 1994. In 1997, the Company requested and received written approval from the ODI to extend the approved scheduled reduction in the surplus relief transaction to the year
2000. Accordingly, the surplus relief transaction was reduced by $250,000 and $200,000 in 1997 and 1996, respectively, as a direct charge to capital and surplus. Remaining future reductions of $160,000, $160,000 and $165,000 are required in 1998, 1999 and 2000, respectively, and will result in a direct charge to capital and surplus in those respective years. If the ODI were to rescind its permission for this treatment, the Company's regulatory total adjusted capital would not fall below the Company's authorized control level of risk-based capital amount.

Net income and capital and surplus for the Company's insurance operations as reported in accordance with SAP for the years ended December 31, 1997 and 1996 are shown below.

Year Ended December 31                                        1997        1996
-------------------------------------------------------------------------------
Net Income                                                 $589,956    $146,166
Capital and Surplus                                      $3,438,856  $2,896,538

Principal differences between SAP and GAAP include: a) costs of acquiring new policies are deferred and amortized for GAAP; b) value of insurance in force acquired is established as an asset for GAAP; c) benefit reserves are calculated using more realistic investment, mortality and withdrawal assumptions for GAAP; d) deferred income taxes are provided for GAAP; e) available-for-sale fixed maturity investments are reported at fair value with unrealized gains and losses reported as a separate component of shareholder's equity for GAAP; f) statutory asset valuation reserves and interest maintenance reserves are not required for GAAP; and g) surplus relief transactions are not recognized for GAAP.

Dividends paid by the Company to Chaswil cannot, without prior approval of the ODI, exceed in any one year the greater of: (i) 10 percent of capital and surplus as of the beginning of the year or (ii) net gain from operations for the preceding year. Additionally, any such dividends paid from other than unassigned surplus (deficit) must be approved by the ODI. No dividends were paid to Chaswil in 1997 or 1996, nor are any dividends expected to be paid to Chaswil during 1998.

Under Ohio insurance regulations, the Company is required to maintain minimum capital and surplus of $2,500,000 at December 31, 1997. In addition, the ODI imposes minimum risk-based capital ("RBC") requirements on insurance enterprises that were developed by the AIC. The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances and various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio (the "Ratio") of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC.
Enterprises below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The Company has a Ratio that is at least 500% of the minimum RBC requirements; accordingly, the Company meets the RBC requirements.





Note 8--REINSURANCE, MANAGEMENT AND MARKETING AGREEMENTS

Certain premiums and benefits are ceded to other insurance companies under various reinsurance agreements. The ceded reinsurance agreements provide the Company with increased capacity to write larger risks and maintain its exposure to loss within its capital resources. In the event that all or any of the reinsurers are unable to meet their obligations under such reinsurance agreements, the Company would remain liable.

In addition, certain premiums and benefits are assumed from an insurance company, North American Life Insurance Company ("North American"). Prior to January 1, 1997, the Company participated in a reinsurance and management agreement with North American whereby the Company assumed 75% of North American's in-force pre-need business and managed and administered 100% of North American's in-force pre-need business. Effective January 1, 1997, the reinsurance portion of the agreement was terminated relative to new business, and the management portion of the agreement was amended whereby North American began paying the Company a fee for the management and administration services. Under the terms of the agreement, the Company assumed $99,000 and $4,517,000 of earned premium and $972,000 and $1,018,000 of incurred losses for the years ended December 31, 1997 and 1996, respectively. In addition, the Company assumed life reserves of $7,610,000 and $8,046,000 at December 31, 1997 and 1996, respectively. Pursuant to the terms of the agreement, the Company is required to maintain funds in a depository trust account for the benefit of North American in an amount equal to the life reserves assumed by the Company. Furthermore, the Company earned fee income of $90,860 for the year ended December 31, 1997 related to the management portion of the agreement. There was no such fee income earned in 1996.

In conjunction with one of the Company's reinsurance agreements, the Company administers claim activity through a cash account that belongs to the reinsurer. This amount, which totaled $289,321 and $283,298 at December 31, 1997 and 1996, respectively, is included as cash, with a corresponding liability in the accompanying balance sheets.

The Company participates in an exclusive marketing agreement with American Legacy, an unaffiliated marketing organization, for the purpose of marketing and selling new insurance policies. Cash received from sales of new and renewal insurance policies generated by American Legacy amounted to approximately $3,925,800 and $8,719,000 in 1997 and 1996, respectively. Related commission expenses paid to American Legacy approximated $525,500 and $1,281,000 in 1997 and 1996, respectively. In conjunction with the sale of the Company to Citizens Security on May 12, 1998 (see Note 12), the Company has elected to terminate its marketing agreement with American Legacy. This termination resulted in a $400,000 payment by Citizens Security to American Legacy.


Note 9--COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is party to certain insurance claims litigation. Management believes current liabilities for unpaid claims are adequate to ensure these suits will be resolved without further material financial impact to the Company.

Periodically, the Company is assessed by various state guaranty funds to cover losses from insolvency or rehabilitation of other insurance companies. Each state guaranty fund operates independent of any other state guaranty fund and the methods used to levy guaranty assessments vary from state to state. Some states permit guaranty fund payments to be partially recovered through reduction of future premium taxes. In such situations, a guaranty assessment recoverable asset is established. At December 31, 1997 and 1996, the Company recorded a guaranty assessment recoverable asset of $116,855 and $126,030, respectively.




Note 10--FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair values of financial instruments and the methods and assumptions used in estimating their fair values are as follows:

Fixed Maturities and Equity Securities: The fair values of fixed maturities and equity securities are based on quoted market prices, where available. For those fixed maturities and equity securities which are not actively traded, fair values are estimated using values obtained from independent pricing services. However, the $84,000 carrying amount of one equity security (preferred stock) is based on cost, as it was not practicable to estimate its fair value without incurring excessive costs. At December 31, 1997, management believes the carrying value of this investment is not significantly impaired, as Chaswil accepted title to it during May 1998, and applied such full carrying value towards the previously agreed upon purchase price of United Liberty (see Note 12).

Policy Loans: The carrying amounts of policy loans approximate their fair values.

Cash and Short-Term Investments: The carrying amounts of cash and short-term investments approximate their fair values.

Mortgage Loans and Real Estate Owned: The Company holds investments in mortgage loans of $1,648,554 and $1,730,211 at December 31, 1997 and 1996,
respectively, and real estate owned (acquired in the satisfaction of debt and held for sale) of $892,177 and $793,001 at December 31, 1997 and 1996, respectively. The carrying amounts of investments in mortgage loans represent their unpaid principal balances and the carrying amounts of the real estate owned represent the cost of the investment. It was not practicable to estimate the fair values of these investments without incurring excessive costs. At December 31, 1997, management believes the carrying values of such investments are not significantly impaired, as Chaswil accepted title to these investments during May 1998, and applied such full carrying values towards the previously agreed upon purchase price of United Liberty (see Note 12).


Note 11--RELATED PARTY TRANSACTIONS

Amount Due from Parent

At December 31, 1997 and 1996, the Company had a receivable due from Chaswil of approximately $1,396,000 and $1,688,000, respectively, which was not recognized at those dates due to the financial difficulties of Chaswil (see
Note 4). In conjunction with the sale of the Company to Citizens Security (see Note 12), this intercompany receivable from Chaswil was forgiven.

Management Contract

The Company has a Computing Services Contract (the "Contract") with Chaswil for the purpose of providing insurance policy administration and processing services. The Contract may be terminated by either party upon 60 days notice. Fees paid to Chaswil in 1997 and 1996 under the Contract approximated $61,100 and $101,600, respectively, and are included in general operating expenses.


Tax Sharing Agreement

The Company has a Tax Sharing Agreement with Chaswil which requires the Company to pay federal income taxes to Chaswil as if the Company were to report its income and expenses to the Internal Revenue Service as a separate entity (see Note 6). Subsequent to the sale of the Company to Citizens Security (see Note 12), the Company will file a separate federal income tax return to the Internal Revenue Service.



Operating Leases

The Company's headquarters were leased from a limited partnership in which the Company had a 15 percent interest. At December 31, 1997 and 1996, there was no carrying value associated with this limited partnership interest. The operating lease terminated on April 30, 1998 and rent payments due in 1998 total $52,000. During 1997 and 1996, rent expense was approximately $104,000 in each of those years and is included in general operating expenses.


Note 12--SUBSEQUENT EVENTS

Effective May 12, 1998, Chaswil sold 100% of the Company's issued and outstanding capital stock to Citizens Security, a wholly owned insurance subsidiary of Citizens Financial Corporation, a Louisville, Kentucky based insurance holding company. Concurrent with this transaction and upon receiving approvals from the Ohio and Kentucky Departments of Insurance, the Company relocated its home office to Louisville, Kentucky and is in the process of redomesticating to Kentucky.

In conjunction with this sale, all prior agreements between the Company and Chaswil were terminated and all intercompany obligations were forgiven. In addition, Chaswil agreed to accept certain of the Company's investments in mortgage loans, real estate, and preferred stock at their carrying values as of the closing date, which aggregated $2,094,795, as partial payment toward the agreed upon purchase price. Citizens Security simultaneously replaced these assets with cash equal to that amount.


Note 13--IMPACT OF YEAR 2000 (UNAUDITED)

Some of the Company's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send premium notices, or engage in similar normal business activities.

In conjunction with the sale of the Company to Citizens Security, all of the Company's computer generated data will be converted to Citizens Security's systems during 1998.

Citizens Security has completed a Year 2000 assessment and will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Citizens Security's total Year 2000 project cost is estimated at approximately $100,000, which includes $25,000 for the purchase of new software that will be capitalized and $75,000 of non-incremental, internal costs that will be expensed as incurred. The direct cost of modifying Citizens Security's two primary insurance administrative systems (individual and group) is included in annual maintenance fees which total approximately $25,000 per year. To date, Citizens Security has incurred and expensed approximately $25,000 ($7,000 capitalized), primarily for modifying peripheral programs associated with its individual life insurance administrative system and purchase of a general ledger software package upgrade.

The project is estimated to be completed not later than December 31, 1998, which is prior to any anticipated impact on its operating systems. Citizens Security believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company and Citizens Security. Notwithstanding the Company's and Citizens Security's efforts, their ability to function unaffected to and through the year 2000 may be adversely affected by actions (or failure to act) of third parties.



The costs of the project and the date on which the Company and Citizens Security believe they will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.